Exhibit 10.2

PROFESSIONAL SERVICES AGREEMENT

This Agreement is made between BioNeutral Group, Inc. and Dorothy Canter Consulting, LLC (“Consultant”).

1.	Services to be Performed

Consultant agrees to review information provided by Client and provide expert advice regarding environmental and/or homeland security concerns of Client.

2.	Payment

In consideration for the services to be performed by Consultant, Client agrees to pay Consultant at the rate of $200.00 per hour according to the terms of payment set forth below.

Notwithstanding the above, for any day consisting solely of travel, compensation for services shall be limited to a maximum of ten (10) hours or actual travel time, whichever is less.

3.	Terms of Payment

Consultant shall invoice client on a monthly basis for all hours worked pursuant to this Agreement during the preceding month.  Invoices shall be submitted on Consultant’s letterhead specifying an invoice number, the dates covered in the invoice, the hours expended, and a summary of the work performed during the invoice period.  Client shall pay Consultant’s fee within 30 days after receiving Consultant’s invoice.

4.	Expenses

Client shall reimburse Consultant for the following expenses that are directly attributable to work performed under this Agreement:

•
Normal travel expenses, including airfares, taxicabs, rental vehicles, parking, tolls and mileage in company or personal vehicles at $.55 cents per mile, lodging and meals while away from Consultant’s home office;

•	Telephone, fax, and online charges;
•	Postage and courier services;
•	Printing and reproduction, and
•	Any other expenses resulting from the work performed under this Agreement.

Consultant shall submit an itemized statement of Consultant’s expenses with monthly invoices referenced in Section 3 above.  Client shall pay Consultant’s expenses within 30 days after receiving Consultant’s invoice.

5.	Materials

Consultant will furnish all materials, equipment, and supplies used to provide the services required by this Agreement.

6.	Independent Contractor Status

Consultant is an independent contractor and in its capacity as such, Consultant agrees and represents, and Client agrees, as follows:

•	Consultant has the right to perform services for others during the term of this Agreement;
•	Consultant has the sole right to control and direct the means, manner and method by which the services required by this Agreement will be performed;
•	Consultant has the right to perform the services required by this Agreement at any place or location and at such times as Consultant may determine;
•	Consultant has the right to hire assistants as subcontractors to provide the services required by this Agreement;
•	Consultant, and any subcontractors hired by Consultant, shall not receive any training from Client in the professional skills necessary to perform the services required by this Agreement; and
•	Consultant shall not be required by Client to devote full time to the performance of the services required by this Agreement.

7.	State and Federal Taxes

Client will not:

•	Withhold FICA (Social Security and Medicare taxes) from Consultant’s payments or make FICA payments on Consultant’s behalf;
•	Make state or federal unemployment compensation contributions on Consultant’s behalf; and
•	Withhold state or federal income tax from Consultant payments

Consultant shall pay all taxes incurred while performing services under this Agreement, including all applicable income and self-employment (Social Security) taxes.  Upon demand, Consultant shall provide Client with proof that such payments have been made.

8.	Fringe Benefits

Consultant understands that Consultant is not eligible to participate in any employee pension, health, vacation pay, sick pay, or other fringe benefit plan of Client.

9.	Terms of Agreement/Termination

This Agreement will become effective when signed by both parties, with the understanding that both parties will sign the Agreement within thirty (30) days of the date after the first party has signed.   This Agreement will terminate on the date Consultant completes the services required by this Agreement, or either party may terminate this Agreement at any time by giving thirty days written notice to the other party of the intent to terminate.

10.	Exclusive Agreement

This is the entire Agreement between Consultant and Client.

11.	Modifying the Agreement

This Agreement may be modified only by a written agreement signed by both parties.

12.	Confidentiality

Consultant acknowledges that it will be necessary for Client to disclose certain confidential and proprietary information to Consultant in order for Consultant to perform duties under this Agreement.  Consultant acknowledges that any disclosure to any third party or any misuse of this proprietary or confidential information could irreparably harm client.  Accordingly, Consultant will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of Client without Client’s prior written permission except to the extent necessary to perform services on Client’s behalf.  Proprietary or confidential information includes, but is not limited to:

•	Written, printed, graphic or electronically recorded materials furnished by client for Consultant to use that Client has specified to be proprietary or confidential information;
•
Business or marketing plans or strategies, customer lists, operating procedures, trade secrets, design formulas, know-how and processes, computer programs and inventories, discoveries and improvements of any kind, sales projections, and pricing information;

•	Information belonging to customers and suppliers of Client about whom Consultant gained knowledge as a result of Consultant’s services to Client;
•	Any written or tangible information stamped “confidential”, “proprietary”, or with a similar legend; and
•	Any information that Client makes reasonable efforts to maintain secret.

Consultant shall not be restricted in using any material which is publicly available, already in Consultant’s possession, or known to Consultant without restriction, or which is rightfully obtained by Consultant from sources other than Client.

Upon termination of Consultant’s services to Client, or at Client’s request, Consultant shall deliver to Client all materials in Consultant’s possession relating to Client’s business.

13.	Applicable Law

This Agreement will be governed by the laws of the State of Maryland.

14.	Signatures

Dated:	CLIENT: ____________________________. By:__________________________________________ CONSULTANT: Dorothy Canter Consulting, LLC

Dated: March 17, 2009	By:_______/s/_________________________________ Dorothy A. Canter, Principal Member Tax I.D. Number: 90-0443868